                            INVESTOR RIGHTS AGREEMENT

         This Investor Rights Agreement (this "AGREEMENT") is made and entered into to be effective as of November 12, 1999 ("EFFECTIVE DATE"), by and between Whittman-Hart, Inc., a Delaware corporation (the "COMPANY"), and Novell, Inc., a Delaware corporation (the "INVESTOR"). Unless otherwise provided herein, all capitalized terms shall have the meanings set forth in that certain Common Stock and Warrant Purchase Agreement, dated as of September 29, 1999, between the Company and Investor (the "PURCHASE AGREEMENT").

                                    RECITALS

         A. The Investor desires to purchase 3,294,893 shares (the "PURCHASED SHARES") of the common stock, par value $0.001 per share, of the Company (the "COMPANY COMMON STOCK") and a Warrant (the "WARRANT") to purchase additional shares (the "WARRANT SHARES") of the Company Common Stock on the terms and conditions set forth in the Purchase Agreement, provided it receives the additional information rights, registration rights and other rights as more fully set forth in this Agreement.

         B. The Company desires to sell the Purchased Shares to the Investor on the terms and conditions set forth in the Purchase Agreement and is willing to provide the additional rights requested by the Investor, subject to the additional limitations set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       INFORMATION RIGHTS.

         The Company covenants and agrees that, commencing on the date of this Agreement and continuing for so long as the Investor holds at least 500,000 shares, in the aggregate, of the Purchased Shares and Warrant Shares (including those shares issued or issuable pursuant to exercise of the Warrant), then:

                  1.1 ANNUAL REPORTS. If the following information is not available on the Internet, the Company, upon demand by the Investor, shall furnish to the Investor promptly following the filing of such report with the Securities and Exchange Commission ("SEC"), a copy of the Company's Annual Report on Form 10-K for each fiscal year, which shall include a consolidated balance sheet as of the end of such fiscal year, a consolidated statement of income and a consolidated statement of cash flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures from the Company's previous fiscal year, all prepared in accordance with generally accepted accounting principles and practices and audited by nationally recognized independent certified public accountants. In the event the Company shall no longer be required to file or does not file Annual Reports on Form 10-K with the SEC, then within ninety (90) days following the end of each respective fiscal year, the

Company shall deliver to the Investor a consolidated balance sheet as of the end of such fiscal year, a consolidated statement of income and a consolidated statement of cash flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures from the Company's previous fiscal year, all prepared in accordance with generally accepted accounting principles and practices and audited by nationally recognized independent certified public accountants.

                  1.2 QUARTERLY REPORTS. If the following information is not available on the Internet, the Company, upon demand by the Investor, shall furnish to the Investor promptly following the filing of such report with the SEC, a copy of each of the Company's Quarterly Reports on Form 10-Q, which shall include a consolidated balance sheet as of the end of the respective fiscal quarter, consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries for the respective fiscal quarter and for the year-to-date period, setting forth in each case in comparative form the figures from the comparable periods in the Company's immediately preceding fiscal year, all prepared in accordance with generally accepted accounting principles and practices (except, in the case of any Form 10-Q, as may otherwise be permitted by Form 10-Q), but all of which may be unaudited. In the event the Company shall no longer be required to file or does not file Quarterly Reports on Form 10-Q with the SEC, then within forty-five (45) days following the end of each of the first three (3) fiscal quarters of each fiscal year, the Company shall deliver to the Investor a consolidated balance sheet, consolidated statement of income, and consolidated statement of cash flows, of the Company and its subsidiaries for the respective fiscal quarter and for the year-to-date period, setting forth in each case in comparative form the figures from the comparable periods in the Company's immediately preceding fiscal year, all prepared in accordance with generally accepted accounting principles and practices and consistent with the requirements of Form 10-Q, but all of which may be unaudited.

                  1.3 SEC FILINGS. QUARTERLY REPORTS. If the following information is not available on the Internet, the Company shall deliver to the Investor copies of each other document filed with the SEC on a non-confidential basis promptly following the filing of such document with the SEC.

         2.       REGISTRATION RIGHTS.

                  2.1 DEFINITIONS. For purposes of this Section 2:

                           (a) REGISTRATION. The terms "REGISTER,"
"REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the declaration or ordering of effectiveness of such registration statement

                           (b) REGISTRABLE SECURITIES. The term "INVESTOR
SECURITIES" means: (x) the Purchased Shares and the Warrant Shares; and (y) any shares of Company Common Stock or other securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, any of the securities described in the immediately preceding clause (x). The term "REGISTRABLE SECURITIES" means the Investor Securities other than the Investor Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Investor Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.

                           (c) INVESTOR SECURITIES THEN OUTSTANDING. The
number of shares of "INVESTOR SECURITIES THEN OUTSTANDING" shall mean the number of shares of Investor Securities which are then issued and outstanding or are issuable pursuant to exercise of the Warrant.

                           (d) HOLDER. For purposes of this Section 2, the
term "HOLDER" means any holder owning of record Investor Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any permitted assignee of record of such Investor Securities to whom rights under this Section 2 have been duly assigned in accordance with Section 4 of this Agreement.

                           (e) FORM S-3. The term "FORM S-3" means such form
under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  2.2 FORM S-3 REGISTRATION. The Company shall cause to be filed with the SEC a registration statement on Form S-3 (and, to the extent applicable and reasonably requested by the Holder, for sale or transfer of the Registrable Securities, any related qualification or compliance under "blue sky" law with respect to all or any portion of the Registrable Securities) as soon as practicable after the date hereof, but not later than December 31, 1999, and shall use its reasonable best efforts to effect such registration and all such qualifications and compliances as are reasonably required to permit or facilitate the sale and distribution of all the Registrable Securities not later than March 31, 2000. Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section:

                                        (i) on Form S-3, if Form S-3 is not
                           available for such offering by the Holders of the Registrable Securities to be included in the offering (but in such event the Company shall cause to be filed and become effective a Form S-1 registration statement in accordance with Section 2.3); or

                                        (ii) under any "blue sky" law in any
                           particular jurisdiction (other than Delaware and Illinois) where it is not otherwise required to qualify to do business, if such registration, qualification or compliance in said jurisdiction would require the Company to qualify to do business in such jurisdiction; or

                                        (iii) under any "blue sky" law in any
                           particular jurisdiction, if such registration, qualification or compliance in said jurisdiction would require the Company to execute a general consent to service of process that it would not otherwise be required to execute.

                           (b) EXPENSES. The Company shall pay all expenses
incurred in connection with each registration requested pursuant to this Section, excluding underwriters' or brokers' discounts and commissions relating to shares sold by the Holders and any fees and disbursements of counsel to the Holders, but including federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel to the Company.

                           (c) DEFERRAL. Notwithstanding the foregoing, if
the Company shall furnish to Holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed within the time allowed by this Section, then the Company shall have the right to defer such filing for a period of not more than an additional ninety (90) days (until March 31, 2000 for the filing and until June 30, 2000 for the effectiveness of the registration) to permit sale of the Registrable Securities; provided, however, that in such event the period of time that the Company is obligated to maintain the effectiveness of any registration statement under this Section shall be similarly extended by the amount of such additional time allowed for the filing and effectiveness of the registration of the Registrable Securities.

                           (d) NOT DEMAND REGISTRATION. The Form S-3
registration required by this Section shall not be deemed to be a demand registration for the purposes of Section 2.3.

                           (e) MAINTENANCE. The Company shall maintain the
effectiveness of any Form S-3 registration statement filed under this Section until the earlier of: (i) the date on which no Investor Securities continue to be "Registrable Securities" (as defined in Section 2.1(b)), (ii) all Registrable Securities then outstanding can be sold in a single three (3) month period pursuant to Rule 144, or (iii) the second anniversary of the Effective Date of this Agreement. Upon demand by a Holder in connection with a proposed sale of Registrable Securities, the Company shall provide to the Holder a legal opinion that the Form S-3 is effective and that no further registrations of the Registrable Securities are required in connection with a sale of the Registrable Securities.

                  2.3      DEMAND REGISTRATION.

                           (a) REQUEST BY HOLDERS. If the Company receives a
written request from the Holders of twenty-five percent (25%) of the Registrable Securities then outstanding (the "INITIATING HOLDERS") that the Company file a registration statement under the Securities Act on Form S-1, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request ("REQUEST NOTICE") to all Holders that a registration statement on Form S-1 (or such other form, including Form S-3, as shall be determined by the Company in its good faith, reasonable business judgment, which shall allow sales of the

Registrable Securities by the Holders) (the "Requested Form") is being initiated and, thereafter, shall use its reasonable best efforts to effect, as soon as practicable, the registration on the Requested Form under the Securities Act of all Registrable Securities that Holders request to be registered and included in such registration. The Company shall maintain the effectiveness of any such registration statement for a period of at least (a) forty-five (45) days or (b) with respect to an underwritten offering, for such time as the underwriters may take to complete the distribution of Registrable Securities in the offering. To be included in the registration, any Holder (other than the Initiating Holders) must provide, within twenty
(20) days after receipt of the Request Notice, written notice to the Company of the number of shares of Company Common Stock such Holder has elected to include in the registration. Notwithstanding the foregoing, the Company shall not be obligated to effect any such Form S-1 or other form of registration as required by this subpart:

                                        (i) if the Company demonstrates to the
                           reasonable satisfaction of the Initiating Holders that the Form S-3 filed pursuant to Section 2.2 is effective and available to permit sale and transfer of the Registrable Securities by the Initiating Holders to the public in the manner proposed by the Initiating Holders and certifies to the Investor that the prospectus relating to such Form S-3 does not include any untrue statement of a material fact and does not omit to state a material fact required to be stated therein or otherwise necessary to make the statements therein not misleading in light of the circumstances then existing; or

                                        (ii) if the Company has, within the six
                           (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to Section 2.3 or Section 2.2 herein that continues in full force and effect (other than a registration from which the Registrable Securities of Holders requesting participation in the registration pursuant to this Section have been previously excluded with respect to any or all of the Registrable Securities that the Holders are requesting be included in a registration pursuant to this Section).

                           (b) NUMBER OF DEMAND REGISTRATIONS. The Company
shall be obligated to effect only three (3) registrations upon the request of the Holders under this Section 2.3.

                           (c) DEFERRAL. Notwithstanding the foregoing, if
the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith and reasonable judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed, then the Company shall have the right to defer such filing for the period of such detriment, but not more than ninety (90) days after receipt of the request of the Initiating Holders; PROVIDED, HOWEVER, that the Company may not utilize this right (i) more than twice in any twelve (12) month period for an aggregate period of ninety

(90) days for both such suspensions, nor (ii) during any period when the Company's executive officers and directors are not restrained from disposing of shares of Company Common Stock.

                           (d) EXPENSES. All expenses incurred in connection
with any registration pursuant to this Section, including all federal and "blue sky" registration, filing and qualification fees, printer's and accounting fees, and fees and disbursements of counsel for the Company and the reasonable fees and disbursements of counsel to the Holders (but excluding underwriters' discounts and commissions relating to shares of Company Common Stock sold by the Holders and, if the registration occurs at any time after the second anniversary of the Effective Date of this Agreement, any fees and disbursements of counsel to the Holders), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section shall bear such Holder's proportionate share (based on the total number of shares of Company Common Stock sold in such registration) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section if the registration request is subsequently withdrawn at the request of the Initiating Holders who hold a majority of the Registrable Securities to be registered, unless the Initiating Holders of a majority of the Registrable Securities agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to this Section (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (l) such demand registration); PROVIDED FURTHER, HOWEVER, that if at the time of such withdrawal, the Holders have learned of a material adverse change relating to the business or operations of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration after learning of such material adverse change, then the Holders shall not be required to pay (and the Company shall pay) any of such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section.

                           (e) TIME LIMITATION. The rights of the Holders
under this Section 2.3 shall terminate, and the Company shall have no obligation to effect a registration statement on a Form S-1 or other form of registration hereunder on or after the earlier of: (a) the date on which no Investor Securities continue to be "Registrable Securities" (as defined in Section 2.1(b)), or (b) all Registrable Securities then outstanding can be sold in a single three (3) month period pursuant to Rule 144.

                  2.4      PIGGYBACK REGISTRATIONS.

                           (a) NOTIFICATION AND RIGHTS. The Company shall
notify all Holders of Registrable Securities in writing at least twenty (20) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including registration statements relating to secondary offerings of securities of the Company, but EXCLUDING registration statements relating to any employee benefit plan, any merger, other corporate reorganization or other business combination) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have (a) the right to include any Registrable Securities in any subsequent registration statement and (b) its rights hereunder to demand a registration of Registrable Securities and to include their Registrable Securities in such registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Notwithstanding the foregoing, the piggy-back rights granted herein shall not apply (a) to issuances, sales and exchanges by and for employee benefit plans, in connection with any merger, consolidation, corporate reorganization, or business combination affecting the Company, or of the Company Common Stock held by a third party stockholder (I.E., any holder other than the Company or its subsidiaries), or (b) when that amount of Registrable Shares that would be included in the piggy-back offering may also be sold under any Form S-1, Form S-3 or other form of registration statement applicable to the Registrable Shares.

                           (b) EXPENSES. All expenses incurred in connection
with a registration pursuant to this Section (excluding underwriters' and brokers' discounts and commissions relating to securities sold by the Holders and any fees and disbursements to counsel to the Holders), including all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements to counsel for the Company, shall be borne by the Company.

                           (c) NOT DEMAND REGISTRATION. Registration pursuant
to this Section shall not be deemed to be a demand registration as described in Section 2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

                  2.5 UNDERWRITING. If the Initiating Holders elect an underwritten offering pursuant to the Form S-3 registration under Section 2.2 or pursuant to a Form S-1 or other registration under Section 2.3 or if the Company has elected an underwriting for a piggy-back registration pursuant to
Section 2.4, the parties shall reasonably cooperate to fulfill the requirements for such underwriting. In this regard, if the Company gives notice under Section 2.3 or 2.4 of the registration to Holders, then the Company shall also advise the Holders whether the offering is to be underwritten and, if so, the right of any such Holder's Registrable Securities to be included in such a registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including, as appropriate, a market stand-off agreement of up to ninety (90) days, if required by such underwriters and if, during the stand-off period, all directors and officers of the Company are similarly subject to the market stand-off provisions); PROVIDED, HOWEVER, that it shall not be considered customary to require any of the Holders to provide representations and warranties regarding the Company or indemnification of the underwriters for material misstatements or omissions in the registration statement or prospectus for such offering made by anyone other than the Holders giving the indemnity. Notwithstanding any other provision of this Agreement, if the indemnity is being made in or the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares of Company Common Stock to be underwritten, then the managing underwriter(s) may exclude shares of Company Common Stock from the registration and the underwriting; PROVIDED; HOWEVER, that if the offering is a demand offering pursuant to
Section 2.3, then the limitation on the number of shares of Company Common Stock included in the offering shall be reduced in proportion to the respective holdings, and FURTHER PROVIDED, that in the case of a piggy-back offering, the securities to be included in the registration and the underwriting shall be allocated, (A) FIRST to any other holder of a registration demand which is participating in the offering; (B) SECOND, to the Company, PROVIDED, HOWEVER, that a minimum of fifteen percent (15%) of the number of Registrable Securities of each Holder (where any Registrable Securities that are not shares of Company Common Stock but are exercisable or exchangeable for, or convertible into, shares of Company Common Stock, shall be deemed to have been so exercised, exchanged or converted for such purpose) must also in any event be included, (C) THIRD, to the extent the managing underwriter determines additional securities can be included after compliance with clauses (A) and (B), to each of the Holders (to the extent not included pursuant to clause (B)) requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis, based on the total number of Registrable Securities and other securities entitled to registration then held by each such Holder, and (D) FOURTH, to the extent the managing underwriter determines additional securities can be included after compliance with clauses (A), (B) and (C), any other shares of Company Common Stock or other securities of the Company. Any Registrable Securities excluded or withdrawn from an underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or limited liability company, the Holder and the partner/member and each retired partner/member of such Holder, or the estates and family members of any such partner/member and retired partner/member and any trusts for the benefit of any of the foregoing persons, shall be deemed to be a single Holder, and any pro rata reduction with respect to a Holder shall be based upon the aggregate amount of shares of Company Common Stock carrying registration rights owned by all entities and individuals included in such Holder, as defined in this sentence, notwithstanding any provision of law or other contract binding upon such partners/members to the contrary.

                  2.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                           (a) REGISTRATION STATEMENT. Promptly and
diligently prepare and file with the SEC a registration statement on the appropriate form with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective.

                           (b) AMENDMENTS AND SUPPLEMENTS. Prepare and file
with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                           (c) PROSPECTUSES. Furnish to the Holders such
number of copies of a prospectus (including a preliminary prospectus) in conformity with the requirements of the Securities Act and such other documents as they may reasonably request, in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                           (d) BLUE SKY. To the extent applicable, register
and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions in which the Company is not otherwise required to qualify or provide such consent to service in order to carry on its business.

                           (e) UNDERWRITING. In the event of any underwritten
public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form (including customary indemnification of the underwriters by the Company) with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement as otherwise required by this Agreement.

                           (f) NOTIFICATION. Notify each Holder of
Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Upon receipt of any such notice, the Holders will suspend their use of the registration statement and the Company shall promptly, and in all events within thirty (30) days, amend the statement to meet the aforesaid standard of care.

                           (g) OPINION AND COMFORT LETTER. Furnish, at the
request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, and (ii) a "comfort" letter (or if the offering is not underwritten, an "agreed upon procedures" letter), dated as of such date, from the independent certified public accountants of the Company, in the form and with the substance as is customarily given by independent certified public accountants in a comparable public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, in both cases addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                  2.7 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2 through 2.6 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

                  2.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2 through 2.6, then:

                           (a) BY THE COMPANY. To the extent permitted by
law, the Company will indemnify and hold harmless the Holder, the partners, officers, stockholders, employees, representatives and directors of each Holder, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (herein each a "COMPANY INDEMNIFIED PARTY"), against any losses, claims, damages, or Liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively "VIOLATIONS"):

                           (i) any untrue statement or alleged untrue statement
                  of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or in any amendments or supplements thereto;

                           (ii) the omission or alleged omission to state
                  therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                           (iii) any violation or alleged violation by the
                  Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Company Indemnified Party for any legal or other expenses reasonably incurred by it, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action, if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Company Indemnified Party.

                           (b) BY SELLING HOLDERS. To the extent permitted by
law, each selling Holder ("INDEMNIFYING HOLDER") will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities under such registration statement, any of such other Holder's partners, officers, stockholders, employees, representatives and directors, and any person who controls such other Holder within the meaning of the Securities Act or the Exchange Act (herein each a "HOLDER INDEMNIFIED PARTY"), against any losses, claims, damages or liabilities (joint or several) to which the Holder Indemnified Party may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Indemnifying Holder expressly for use in connection with such registration; and each such Indemnifying Holder will reimburse any legal or other expenses reasonably incurred by the Company or any other Holder Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing, (1) the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnifying Holder, which consent shall not be unreasonably withheld, and (2) the total amounts payable in indemnity by an Indemnifying Holder under this subsection or otherwise in respect of any and all Violations shall not exceed in the aggregate the net proceeds received by such Indemnifying Holder in the registered offering out of which such Violations arise.

                           (c) NOTICE. Promptly after receipt by a Company
Indemnified Party or a Holder Indemnified Party (each an "INDEMNIFIED PARTY") of notice of the commencement of any action (including any governmental action subject to indemnification hereunder), such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under this section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, to the extent that representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflict of interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of liability under this Section 2.8, except to the extent the indemnifying party is prejudiced as a result thereof.

                           (d) DEFECT ELIMINATED IN FINAL PROSPECTUS. The
foregoing indemnity agreements of the Company and Indemnifying Holders are subject to the condition that, insofar as they relate to any Violations made in a prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or in any amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (a "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any Indemnified Party, if a copy of the Final Prospectus was timely furnished to such Indemnified Party and was not furnished by the Indemnified Party to a person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                           (e) CONTRIBUTION. In order to provide for just and
equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this section, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this section provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; PROVIDED, HOWEVER, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not also guilty of fraudulent misrepresentation.

                           (f) SURVIVAL. The obligations of the Company and
Holders under this Section 2.8 shall survive until the third anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

                  2.9 TERMINATION OF THE COMPANY'S OBLIGATIONS. The Company shall have no obligations pursuant to this Section 2 to register any Registrable Securities or to maintain the effectiveness of any Form S-3 registration beyond JUNE 30, 2005.

                  2.10 NO REGISTRATION RIGHTS TO THIRD PARTIES. Without the prior written consent of the Holders of a majority in interest of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand,

"piggyback" or Form S-3 registration rights described in this Section 2, or otherwise) relating to shares of the Company Common Stock or any other securities of the Company that would conflict with or take precedence over the rights granted to the Holders hereunder.

                  2.11 SUSPENSION PROVISIONS. Notwithstanding the foregoing subsections of this Section 2, the Company shall not be required to take any action with respect to the registration or the declaration of effectiveness of the registration statement following written notice to the Holders from the Company (a "SUSPENSION NOTICE") of the existence of any state of facts or the happening of any event (including pending negotiations relating to, or the consummation of, a transaction, or the occurrence of any event that the Company believes, in good faith, requires additional disclosure of material, non-public information by the Company in the registration statement) with regard to which the Company believes it has a bona fide business purpose for preserving confidentiality or that renders the Company unable to comply with the published rules and regulations of the SEC promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time (the "RULES AND REGULATIONS") the failure to disclose of which would result in (i) the registration statement, any amendment or post-effective amendment thereto, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the prospectus issued under the registration statement, any prospectus supplement, or any document incorporated therein by reference including an untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, PROVIDED that (A) the Company shall not issue a Suspension Notice more than twice in any twelve (12) month period and, any such suspensions shall not continue for more than an aggregate of ninety (90) days for all such suspensions in any twelve (12) month period, (B) the Company shall use its best efforts to remedy, as promptly as practicable, but in any event within ninety (90) days of the date on which the Suspension Notice was delivered, the circumstances that gave rise to the Suspension Notice and, thereupon, shall deliver to the Holders notification that the Suspension Notice is no longer in effect and
(C) the Company shall not issue a Suspension Notice for any period during which the Company's executive officers and directors are not similarly restrained from disposing of shares of the Company Common Stock. Upon receipt of a Suspension Notice from the Company, all time limits applicable to the Holders under this Section 2 shall automatically be extended by an amount of time equal to the amount of time the Suspension Notice is in effect, and the Holders will forthwith discontinue disposition of all such shares of Company Common Stock pursuant to the registration statement until the Company notifies the Holders that the Suspension Notice is no longer in effect (which the Company shall promptly deliver) and until receipt from the Company of copies of any prospectus supplements or amendments prepared by or on behalf of the Company (which the Company shall promptly prepare). If so directed by the Company in such Suspension Notice, the Holders will deliver to the Company all copies in their possession of the prospectus covering such shares of Company Common Stock current at the time of receipt of any Suspension Notice.

         3.       [INTENTIONALLY DELETED.]

         4.       ASSIGNMENT AND AMENDMENT.

                  4.1 INFORMATION RIGHTS. Notwithstanding anything herein to the contrary, the rights of the Investor under Section 1 of this Agreement are transferable, subject to all the terms and conditions of this Agreement (including without limitation the provisions of this Section) to any person who will acquire from the Investor that number of Investor Securities equal to least one percent (1%) of the Company Common Stock stated to be outstanding in the Company's most recently published Form 10-Q or 10-K (appropriately adjusted for all stock splits, dividends, combination, and recapitalization where all Holders of the Company Common Stock participate on a pro rata basis since the date of such publication); PROVIDED that such assignment of information rights hereunder shall not be effective until the Investor gives written notice to the Company of the assignment of such rights, stating the name and address of the assignee and identifying the Investor Securities as to which of the rights in question are being assigned.

                  4.2 REGISTRATION RIGHTS. Notwithstanding anything herein to the contrary, the registration rights of the Investor under Section 2 hereof may be assigned to any Holder; PROVIDED, HOWEVER, that such assignment of registration rights shall not be effective, unless and until the Company is given written notice by the assigning party, stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and PROVIDED FURTHER that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 4.

         5.       AMENDMENT OF RIGHTS.

         Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor (or, in the case of an amendment or waiver of any provision of Section 2 hereof, only with the written consent of the Company and the Holders of a majority of the Investor Securities then outstanding and entitled to the registration rights set forth in Section 2 hereof). Any amendment or waiver effected in accordance with this Section shall be binding upon the Investor, each Holder, each permitted successor or assignee of such Investor or Holder and the Company.

         6.       LIMITATION ON INVESTOR'S RIGHT TO BUY AND SELL.

                  6.1 SALES LIMITATION. During the three (3) year period commencing on the Effective Date, in no event may more than the "Maximum Quarterly Sale Amount" (as defined below) of the Company Common Stock included in the Investor Securities be sold by all Holders to any person or entity. However, the aforesaid sales limitation shall not apply to a sale of the Company Common Stock (i) in a transaction which a majority of the Company Common Stock (other than the Company Common Stock held by all Holders) held by other stockholders or a majority of Company Common Stock held by affiliates of the Company (as defined in Rule 144 of the Securities Act) is being sold, (ii) in a piggy-back offering by the Company of its own Company Common Stock in accordance with Section 2.4 above, (iii) in a tender offer, merger, consolidation, reorganization, or other business combination of the Company or (iv) to a company controlled by, under common control with, or which controls the Investor, provided in such case that the terms, conditions, and limitations on sale of Company Common Stock set forth in this Agreement continue to apply to such transferred Company Common Stock. As used herein the term "MAXIMUM QUARTERLY SALE AMOUNT" for any calendar quarter is equal to that number of shares of the Company Common Stock equal to the greater of (A) seven-tenths of one percent (0.7%) of the total number of the then outstanding shares of the Company Common Stock (the "THEN OUTSTANDING SHARES") or (B) two and one-tenth percent (2.1%) of the Then Outstanding Shares minus the number of shares of the Company Common Stock sold by all Holders pursuant to this provision in the two (2) calendar quarters preceding the quarter in which the sale occurs; provided that the Investor shall be deemed for the purpose of this calculation to have sold that number of shares of Company Common Stock equal to seven-tenths of one percent (0.7%) of the Then Outstanding Shares in each of the two calendar quarters prior to the date of this Warrant. Any sale of Company Common Stock by the Investor during the three (3) year period commencing on the Effective Date shall be executed through Donaldson, Lufkin & Jenrette Securities Corporation, if it provides competitive market terms for such transaction.

                  6.2      STANDSTILL.

                           (a) DEFINITIONS. As used in this Section, the
following terms shall have the following meanings: "VOTING STOCK" shall mean the Company Common Stock or other securities issued by the Company having the ordinary power to vote in the election of directors of the Company (other than securities having such power only upon the happening of a contingency that has not occurred as of the relevant time); "VOTING POWER" of any Voting Stock shall mean the number of votes such Voting Stock is entitled to cast for directors of the Company at any meeting of the stockholders of the Company; and "TOTAL VOTING POWER" means the total number of votes which may be cast in the election of directors of the Company at any meeting of the stockholders of the Company, if all Voting Stock was represented and voted to the fullest extent possible at such meeting, other than the votes that may be cast only upon the happening of a contingency that has not occurred as of the relevant time.

                           (b) The Investor hereby agrees that the Investor
and its Majority Owned Subsidiaries shall neither acquire, nor enter into discussions, negotiations, arrangements or understandings with any third party to acquire, beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of any Voting Stock, any securities convertible into or exchangeable for Voting Stock, or any other right to acquire Voting Stock (except, in any case, by way of dividends or other distributions or offerings of Company securities made available to holders of any class of Voting Stock generally) without the written consent of the Company, if the effect of such acquisition would be to increase the Voting Power (as defined below) of all Voting Stock then beneficially owned (as defined above) by the Investor and its Majority Owned Subsidiaries at the time of such Voting Stock acquisition (the "STANDSTILL PERCENTAGE"). Notwithstanding the foregoing, nothing in this Section shall affect any of the registration rights, piggy-back rights, rights with respect to corporate events and other rights granted to the Investor and its assignees under this Agreement or the Warrant.

                  6.3 EXCEPTIONS. The Investor will not be obligated to dispose of any Voting Stock to the extent that the aggregate percentage of the Total Voting Power of the Company represented by Voting Stock beneficially owned by the Investor or which the Investor has a right to acquire is increased beyond the Standstill Percentage (a) as a result of a recapitalization of the Company or a repurchase or exchange of securities by the Company or any other action taken by the Company or its affiliates; (b) as a result of any tender offer, merger, consolidation, or reorganization of the Company; (c) by way of stock dividends or other distributions or rights or offerings made available to holders of shares of Voting Stock generally;
(d) with the consent of a simple majority of the authorized members of the Company's Board of Directors; or (e) as part of a transaction on behalf of any defined benefit pension plan, profit sharing Plan, 401(k) savings plan, sheltered employee retirement plan, or any other retirement plan of the Investor or its Majority Owned Subsidiaries (collectively, the "RETIREMENT PLANS"), where the Company securities in such Retirement Plans are voted by a trustee, the Investor or its Majority Owned Subsidiary for the benefit of employees or, for those Retirement Plans where Investor or this Majority Owned Subsidiary agrees not to vote any Company Voting Stock that would otherwise cause the Standstill Percentage to be exceeded.

                  6.4 TERMINATION OF STANDSTILL. The provisions of Section
6.2 shall terminate upon the third anniversary of the Effective Date of this Agreement.

         7.       COMPANY RIGHT OF FIRST REFUSAL.

                  7.1 RIGHT OF FIRST REFUSAL UPON TRANSFER OF FIVE PERCENT STAKE. If the Investor (a) intends to sell Investor Securities (including the Investor Securities underlying any portion of the Warrants proposed to be sold) with Voting Power constituting five percent (5%) or more of the Total Voting Power of the Company, or (b) intends to sell Investor Securities, (including the Investor Securities underlying any such portion of the Warrant) with Voting Power constituting less than five percent (5%) of the Total Voting Power of the Company to any person that beneficially owns five percent (5%) or more of the Total Voting Power of the Company, as indicated on a Schedule 13D or 13G filed with the SEC, in either case in a transaction other than in (i) an underwritten piggy-back offering in accordance with
Section 2.4, above, (ii) an underwritten public offering pursuant to Sections
2.2 or 2.3 above, (iii) a tender offer, merger, reorganization, or consolidation of the Company, or (iv) a sale of the Company Common Stock in a transaction where a majority of the Company Common Stock held by stockholders other than the Holders or a majority of Company Common Stock held by affiliates of the Company as defined in Rule 144 of the Securities Act is being sold, then Investor shall provide written notice thereof to the Company (the "INVESTOR NOTICE") providing the Company with the first right to acquire the Company Common Stock the Holder intends to sell. The Investor Notice shall specify the number of Investor Securities involved, the name and address of the proposed purchaser, and the proposed price per share. For a period of seven (7) business days after delivery of the Investor Notice, the Company shall be entitled to elect to purchase all, but not less than all, of the Investor Securities described in the Investor Notice, at the price per share described in such notice. The Company may exercise such right by delivery of a written notice (a "COMPANY PURCHASE ELECTION") to the Investor, irrevocably electing to purchase such Investor Securities that the Holder intends to sell and shall have thirty (30) days to consummate said purchase from the Investor. In the event that the Company has not delivered a Company Purchase Election prior to the expiration of such seven
(7) day period or has failed to purchase and pay for such Investor Securities within said thirty (30) day period, the Company's right to purchase such Investor Securities shall expire, and the Investor or its Majority Owned Subsidiary shall be entitled to sell the Investor Securities described in the Investor Notice for a period of one hundred twenty (120) days following the date of the Investor Notice, but only to the proposed purchaser set forth in the Investor Notice (or any Majority Owned Subsidiary thereof) and only for a purchase price of at least ninety-five percent (95%) of the purchase price set forth in the Investor Notice. In the event the Investor or Majority Owned Subsidiary has not sold such Investor Securities by the end of such ninety
(90) day period, the rights of the Company set forth above in this Section shall apply to any subsequent sale of the Company Common Stock in excess of the threshold amount by the Investor or its Majority Owned Subsidiary. Notwithstanding the foregoing, the provisions of this Section shall not apply to any sales or other transfers by the Investor to any of its Majority Owned Subsidiaries.

                  7.2 TERMINATION OF RIGHT OF FIRST REFUSAL. The provisions of this Section shall terminate upon the third anniversary of the Effective Date of this Agreement.

         8. SECURITIES ACT & EXCHANGE ACT REPORTS. The Company agrees to:

                  8.1 FILINGS. Use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

                  8.2 COMPLIANCE CERTIFICATE. Furnish to each Holder forthwith upon request a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3.

                  8.3 PUBLIC INFORMATION. Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act.

                  8.4 RULE 144. So long as Investor owns the Investor Securities, or any portion thereof, furnish to the Investor upon request (a) a written statement by the Company as to its compliance with the company information requirements of Rule 144, and of the Securities Act and the Exchange Act, and (b) such other reports and documents so filed with the SEC as an Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing an Investor to sell any such securities without registration.

         9.       MISCELLANEOUS.

                  9.1 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

                  9.2 GOVERNING LAW. This Agreement will be governed by and construed under the internal laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.

                  9.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute the same instrument.

                  9.4 HEADINGS. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

                  9.5 NOTICES. Any notice required or permitted under this Agreement shall be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three (3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one (1) business day after deposit with a nationally recognized courier service such as Federal Express for next business day delivery under circumstances in which such service guarantees next business day delivery, in any case, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as the Investor or the Company may designate by giving at least ten (10) days advance written notice pursuant to this Section.

                  9.6 [Intentionally deleted.]

                  9.7 SEVERABILITY. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision was so excluded and will be enforceable in accordance with its terms.

                  9.8 ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement and all exhibits and schedules hereto and thereto constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

                  9.9 FURTHER ASSURANCES. From and after the date of this Agreement upon the request of the Company or the Investor, the Company and the Investor will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                  9.10 MEANING OF INCLUDE AND INCLUDING. Whenever in this Agreement the word "include" or "including" is used, it shall be deemed to mean "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

                  9.11 FEES, COSTS AND EXPENSES. All fees, costs and expenses (including attorneys' fees and expenses) incurred by either party hereto in connection with the preparation, negotiation and execution of this Agreement and the Purchase Agreement and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of, any governmental authorities) shall be the sole and exclusive responsibility of such party.

                  9.12 COMPETITION. Nothing set forth herein shall be deemed to preclude, limit or restrict the Company's or the Investor's ability to compete with the other.

                  9.13 STOCK SPLITS, DIVIDENDS, AND OTHER SIMILAR EVENTS. The provisions of this Agreement (including the number of shares of Company Common Stock and other securities described herein) shall be appropriately adjusted to reflect any stock split, stock dividend, reorganization, or other similar event that may occur with respect to the Company after the date hereof.

                  9.14 ATTORNEYS' FEES. If any action, suit or proceeding is brought by the Investor or the Company to interpret or enforce this Agreement, then the prevailing party in such action shall be entitled to recover its attorneys' fees, experts' fees, and court costs as awarded by the court in the action or a separate action.

                            [Signatures On Next Page]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


NOVELL, INC.                           WHITTMAN-HART, INC.

By:      /s/ Dennis Raney              By:        /s/ Bert Young
   ---------------------------------      ------------------------------
Name:    Dennis Raney                  Name:      Bert Young

Title:   Senior Vice President and     Title:     Chief Financial Officer
         Chief Financial Officer                  Whittman-Hart, Inc.
         Novell, Inc.

Date Signed:________________________   Date Signed:_____________________

Address: 122 East 1700 South           Address:  311 South Wacker Dr.,
         Provo, UT  84606                        Suite 3500
                                                 Chicago, Illinois  60606-6618

Telephone No.:      801-861-7000       Telephone No.:    312-922-9200

With copies to:                        With copies to:

   Wilson Sonsini Goodrich & Rosati           Mark D. Wood, Esq.
   650 Page Mill Road                         Katten Muchin & Zavis
   Palo Alto, California  94304               525 West Monroe St., Suite 1600
   Attn:  Debra S. Summers, Esq.              Chicago, IL 60661

                                              David Shelow, Esq.
                                              Whittman-Hart, Inc.
                                              311 South Wacker Dr.,
                                              Suite 3500
                                              Chicago, Illinois 60606-6618